AT THE COMPANY

Denise Bernstein, Investor Relations

(800) 831-4826

CENTERLINE HOLDING COMPANY REPORTS

THIRD QUARTER 2012 FINANCIAL RESULTS

New York, NY – November 19, 2012 – Centerline Holding Company (OTC:CLNH) (“Centerline” or the “Company”), the parent company of Centerline Capital Group, a provider of real estate financing and asset management services to the affordable and conventional multifamily housing industry, today announced financial results for the third quarter and nine months ended September 30, 2012.

The tables below present Centerline’s Condensed Consolidated Balance Sheets as of September 30, 2012, and December 31, 2011; and the Condensed Consolidated Statements of Operations for the three and nine months ended September 30, 2012 and 2011. For more detailed financial information, including certain non-GAAP financial measures, please access the Financial Overview Presentation available in the “Investor Relations” section of the Company’s website at www.centerline.com.

About the Company

Centerline Capital Group, a subsidiary of Centerline Holding Company (OTC:CLNH), provides real estate financing and asset management services for affordable and conventional multifamily housing. The Company offers a range of both debt financing and equity investment products as well as asset management services to developers, owners, and investors. Founded in 1972, Centerline is headquartered in New York, New York and has several offices throughout the United States. For more information, please visit Centerline’s website at www.centerline.com or contact the Investor Relations Department at 1-800-831-4826.

CENTERLINE HOLDING COMPANY

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	September 30,	December 31,
	2012	2011
	(Unaudited)

Assets:
Cash and cash equivalents	$95,334	$95,992
Restricted cash	17,233	16,185
Investments:
Available-for-sale	401,018	394,355
Equity method	13,026	8,794
Mortgage loans held for sale and other assets	187,725	190,192
Investments in and loans to affiliates, net	4,313	5,641
Intangible assets, net	8,333	8,784
Mortgage servicing rights, net	84,332	72,520
Deferred costs and other assets, net	52,265	75,791
Consolidated partnerships:
Equity method investments	2,773,437	3,079,803
Land, buildings and improvements, net	415,742	460,804
Other assets	243,521	264,437

Total assets	$4,296,279	$4,673,298

Liabilities:
Notes payable and other borrowings	$327,922	$322,849
Secured financing	520,096	618,163
Accounts payable, accrued expenses and other liabilities	184,946	187,230
Preferred shares of subsidiary (subject to mandatory repurchase)	55,000	55,000
Redeemable securities	6,000	-
Consolidated partnerships:
Notes payable	161,792	156,643
Due to tax credit property partnerships	82,913	132,246
Other liabilities	449,045	319,256

Total liabilities	1,787,714	1,791,387

Redeemable securities	-	6,000

Commitments and contingencies

Equity:

Centerline Holding Company total	221,594	210,751

Non-controlling interests	2,286,971	2,665,160

Total equity	2,508,565	2,875,911

Total liabilities and equity	$4,296,279	$4,673,298

CENTERLINE HOLDING COMPANY

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
Revenues:
Interest income	$11,072	$9,955	$33,973	$30,048
Fee income	9,757	8,379	28,966	24,938
Gain on sale of mortgage loans	15,361	7,398	36,743	20,869
Other	673	393	3,012	1,962
Consolidated partnerships
Interest income, net	312	255	(701)	940
Rental income	26,170	26,022	81,754	77,719
Other	327	262	537	1,352
Total revenues	63,672	52,664	184,284	157,828

Expenses:
General and administrative	23,467	25,981	77,380	71,873
Provision for (recovery of) losses	14,738	(39,644)	20,502	(48,305)
Interest	14,007	21,599	44,192	51,173
Interest – distributions to preferred shareholders of subsidiary	960	960	2,880	2,880
Depreciation and amortization	3,696	3,712	11,948	10,966
Consolidated partnerships
Interest	6,630	4,919	16,152	13,584
Loss on impairment of assets	-	-	678	60,349
Other expenses	95,291	45,603	203,361	163,937
Total expenses	158,789	63,130	377,093	326,457

Loss before other (loss) income	(95,117)	(10,466)	(192,809)	(168,629)

Other (loss) income:
Equity and other income, net	55	-	113	-
Gain on settlement of liabilities	493	-	493	4,368
Gain from repayment or sale of investments	598	132	1,419	1,456
Other losses from consolidated partnerships	(56,684)	(53,798)	(277,403)	(237,834)

Loss from continuing operations before income tax provision	(150,655)	(64,132)	(468,187)	(400,639)
Income tax benefit (provision) – continuing operations	652	87	505	(93)

Net loss from continuing operations	(150,003)	(64,045)	(467,682)	(400,732)

Discontinued operations:
Net income from discontinued operations	-	-	-	253

Net loss	(150,003)	(64,045)	(467,682)	(400,479)

Net loss attributable to non-controlling interests	144,240	87,860	454,578	434,738

Net (loss) income attributable to Centerline Holding Company shareholders	$(5,763)	$23,815	$(13,104)	$34,259

Net (loss) income per share
Basic and Diluted
(Loss) income from continuing operations	$(0.02)	$0.07	$(0.04)	$0.10
(Loss) income from discontinued operations	$-	$-	$-	$- (1)

Weighted average shares outstanding
Basic and Diluted	349,166	349,166	349,166	348,995

(1) Amount calculates to zero when rounded.

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Certain statements in this document may constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Other risks and uncertainties are detailed in Centerline Holding Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, and include, among others, business limitations caused by adverse changes in real estate and credit markets and general economic and business conditions; our potential inability to raise capital or access financing on acceptable terms, or at all, or to repay or restructure or our existing indebtedness; being required to redeem our outstanding redeemable securities; our ability to generate new income sources, raise capital for investment funds and maintain business relationships with providers and users of capital; our dependence on our advisor and the services of our executive officers and other employees; changes in our business policies; possible adverse effects from potential future issuances of securities or a reverse stock split;  significant voting power held by certain shareholders; potential liabilities to shareholders resulting from our operation as a Delaware statutory trust; our ability to remain exempt from the provisions of the Investment Company Act of 1940, as amended; changes in applicable laws and regulations; our tax treatment, the tax treatment of our subsidiaries and the tax treatment of our investments; competition with other companies; risk of loss under mortgage banking loss sharing agreements; and risks associated with providing credit intermediation.  Words such as “anticipates”, “expects”, “intends”, “plans, “believes” “seeks”, “estimates” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements speak only as of the date of this document. Centerline Holding Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Centerline Holding Company’s expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based.